UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2009
DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	20-5621294

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21751 W. Eleven Mile Road Suite 208 Southfield, MI	48076

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 223-9160
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective Wednesday, December 2, 2009, AMC Chesterfield, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), entered into a lease with Chesterfield Development Company, LLC for 6,250 square feet of restaurant space located at 51364 Gratiot Ave., Chesterfield Township, Michigan 49051. The leased space is located within a shopping center known as the Chesterfield Village Square. The Company will use the space to operate a Buffalo Wild Wings restaurant.
The Landlord is:
Chesterfield Development Company, LLC
1717 Stutz
Troy, MI 48084
The Tenant is:
AMC Chesterfield, Inc.
21751 W. Eleven Mile Road, Suite 208
Southfield, MI 48076
The lease is for an initial term of 10 years. As long as the Tenant is not in default, the Tenant has three 5-year options to extend the lease. The rental amount is as follows:

Years 1 through 5	$13.95/sq.ft.	$87,188/yr	$7,265.63/month
Years 6 through 10	$14.95/sq.ft.	$93,438/yr	$7,786.46/month
Years 11 through 15	$16.45/sq.ft	$102,813/yr	$8,567.71/month
Years 16 through 20	$18.20/sq.ft.	$113,750/yr	$9,479.17/month
Years 21 through 25	$20.20/sq.ft.	$126,250/yr	$10,520.83/month
AMC Chesterfield, Inc. will receive a one-time payment of $30.00 per sq.ft., or $187,500, from the Landlord as a tenant improvement allowance in recognition of build-out work to be performed by the Tenant for the benefit of the Landlord. One half of the allowance is payable upon receipt of a permit for the commencement of construction, with the remainder payable within 30 days following the date Tenant completes construction and furnishes all required waivers and lien releases.
In addition to the rent, the Tenant will pay the Landlord approximately $3.00 per sq.ft. for Tenant’s pro-rata share of operating costs incurred, insurance and taxes payable by Landlord. The Tenant’s obligation to pay operating costs will not increase by more than 5% annually during each lease year following the initial lease year. Costs for taxes, insurance, snow removal and common area utilities are excluded from the 5% cap on increases, meaning that these costs may increase (or decrease) at market rates.
Tenant’s obligations for the first five years under the Lease are guaranteed by AMC Group, Inc., a wholly owned subsidiary of Diversified Restaurant Holdings, Inc., and Diversified Restaurant Holdings, Inc.

Item 2.03 Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet Arrangement of a Registrant.
The information required by this item 2.03 is set forth in item 1.01 above, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	The following exhibits are included with this Report.
Exhibit 10	Buffalo Wild Wings Retail Center Lease dated December 2, 2009 by and between AMC Chesterfield, Inc. and Chesterfield Development Company, LLC
SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: December 7, 2009	By:	/s/ T. Michael Ansley
		Name:	T. Michael Ansley
		Title:	President